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EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-            ) of The Macerich Company and to the incorporation by reference in the registration statement of our report dated February 22, 2002, with respect to the consolidated financial statements of Westcor Realty Limited Partnership included in The Macerich Company's Current Report on Form 8-K/A dated October 2, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
July 11, 2003

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  EXHIBIT 23.3